As Filed with the Securities and Exchange Commission on June 26, 2000

                                              Registration No. 333-61217

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549
                                FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             AMENDMENT NO. 7

                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                                DELAWARE
                        [State of organization]

               6289                                        51-0380494
       (Primary SIC Number)                               (I.R.S. EIN)

                            5916 N. 300 West
                        Fremont, Indiana 46737
                      Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                         Ms. Shira Del Pacult
                           5916 N. 300 West
                        Fremont, Indiana 46737
           Telephone:  (219) 833-1306; Facsimile (219) 833-4411
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                    William Sumner Scott, Esquire
                       The Scott Law Firm, P.A.
                       940 NE 79th St., Suite A
                         Miami, FLorida 33138
              (305) 754-3603; Facsimile (305) 754-2668

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  7,000           $1,000               $7,000,000         $2,065.00
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) Initial offering price per Unit prior to the sale of the Minimum; after sale of Minimum, trading will commence and the sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

               SUPPLEMENT DATED AS OF MAY 31, 2000 TO PROSPECTUS

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                         MINIMUM 700 Units ($700,000)
                      Sold at Month End Net Unit Value(1)

Atlas Futures Fund, Limited Partnership (the "Partnership"), 5916 N. 300 West, Fremont, IN 46737, is a Delaware limited partnership formed January 12, 1998 that is managed by both Ashley Capital Management, Inc., a Delaware corporation ("Ashley"), and Ms. Shira Del Pacult ("Ms. Pacult"), the general partners (collectively referred to as the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A to the prospectus dated September 3, 2000 grants full management control to the General Partner including the right, without notice to the Limited Partners, to employ, terminate, and change the equity assigned to independent trading managers ("Commodity Trading Advisors") to select trades. A prospectus, including this supplement, to disclose all material information will be delivered to each subscriber at least five business days prior to the time of confirmation of the investment in the Units.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THE PROSPECTUS DATED SEPTEMBER 3, 2000.

Futures, commodity option, and forward trading are speculative, volatile and involve a high degree of risk. The investors could lose all, or substantially all, of their investment.

The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. If only the Minimum is sold, the General Partner estimates the Partnership must generate a 18.9% return on investment during its first twelve months of trading to offset expenses and approximately 22.9% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. If both expenses and redemption charges are not offset, investors will not receive any return on their investment. See "Charges to the Partnership".

The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Unit Value (the "Redemption Rights"). No public market for the Units exists and none is expected to develop. See "No Right To Transfer Units Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

The Partnership does not expect to make distributions. Limited Partners must rely on their limited right of transfer and redemption to realize a return on their investment. See "No Right To Transfer Units - Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

The individual General Partner is the principal of the general partner of another commodity pool, Fremont Fund, LP, which has not been profitable for the past three years.

The General Partner may change the CTA and the allocation of equity to the existing and any future CTAs at any time, for any reason, without prior notice to the Limited Partners.

The General Partner, its principal, and Affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges, which puts Partnership equity at greater risk than if trading on foreign exchanges were prohibited or limited.

Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

The General Partner and its principal have limited experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Price to Public(1)  Sales Commissions(2) Proceeds to Partnership(3)
Per Limited Partnership Unit  $1057.59    $63.46    $994.13
Total Maximum(4)  $3,873,916  $232,435  $3,641,481

See Notes on page i

                          FUTURES INVESTMENT COMPANY
                   5916 N. 300 West - Fremont, Indiana 46737
                          Telephone:  (219) 833-1306

         THIS IS TO SUPPLEMENT THE PROSPECTUS DATED SEPTEMBER 3, 1999


NOTES:

(1) Units are offered for sale, from time to time, in the discretion of the General Partner, at a price equal to the Net Unit Value, as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement. Net Unit Value is a reflection of the per Unit value of the Partnership and is calculated after the end of each month to reflect the results from trading after payment of expenses and fees.

The Units are being offered through Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. ("NASD") registered broker-dealer, on a "best efforts" basis.
(2) See "Plan of Distribution, The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price, subject to waiver at the sole discretion of the General Partner, will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including Ms. Pacult, one of the general partners, and Affiliates who sold the Units.

(3) The Partnership registered its Units with the Securities and Exchange Commission on Form S-1 on September 3, 1999. The Partnership sold the Minimum of six hundred (600) Units and commenced trading in October, 1999. Between September 3, 1999 and May 31, 2000, the Partnership sold $3,126,084 in Units. Upon the effective date of this post effective amendment, the Partnership will continue to offer up to a total of $7,000,000 of Units from the date Units were initially sold until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

The General Partner may accept or reject subscriptions within five (5) business days of receipt. If a subscription is rejected it will be returned to prospective subscribers as soon as practicable.

(4) The Partnership intends to sell a total of $7,000,000 in Units. As $3,126,084 in Units have been sold pursuant to previous offerings, the Maximum for this offering is $3,873,916, the difference between the value of the previously sold Units and the $7,000,000.


                     COMMODITY FUTURES TRADING COMMISSION
                          RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE DISCLOSURE DOCUMENT DATED SEPTEMBER 3, 1999 CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 27 AND THIS SUPPLEMENT CONTAINS A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 1.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS SUPPLEMENT AND THE DISCLOSURE DOCUMENT DATED SEPTEMBER 3, 1999, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

         [The balance of this page has been intentionally left blank]

                       NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: ATLAS FUTURES FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF
THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                        VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE
DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE. THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA,
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.


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                               TABLE OF CONTENTS

Commodity Futures Trading Commission Risk Disclosure Statement             ii
Notice To Residents Of All States                                         iii
Various Specific State Notices                                             iv
Notice To California Investors                                             iv
Notice To Michigan Investors                                                v
Notice To Oregon Investors                                                  v
Notice To Foreign Investors                                                 v
Expenses Per Unit For The First 12-Month Period Of Operations               1
Performance Record Of The Partnership                                       2
The Commodity Trading Advisor Clarke Capital Management, Inc.               2
Business Background                                                         2
Description Of Trading Program                                              3
Performance Record Of The Cta                                               3
Clarke Capital Management, Inc. - Domestic Diversified Program              3
Clarke Capital Management, Inc. - Worldwide Program                         4
Clarke Capital Management, Inc. - Global Basic Program                      4
Clarke Capital Management, Inc. - Global Magnum Program                     5
Clarke Capital Management, Inc. - Millennium Program                        5
Clarke Capital Management, Inc. - Orion Program                             6
Clarke Capital Management, Inc. - Mjc Aggressive Multi-Sector Fund, L.P. 6 Clarke Capital Management, INC. - Triumph Futures Fund - Clarke Venture LLC 7
Performance Record Of Other Programs Sponsored By The General Partner       7
Performance Record Of Bromwell Financial Fund, Limited Partnership          7
Performance Record Of Fremont Fund, Limited Partnership                     7
Performance Record Of Auburn Fund, Limited Partnership                      8
Use Of Proceeds                                                             9
Federal Income Tax Aspects                                                  9

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                               Expenses per Unit
                  for the First 12-Month Period of Operations

                                  Based Upon Current     Based Upon Maximum
                                   Net Asset Value        Units To Be Sold

Units                         3,235 Units ($3,216,018) 7,132 Units ($7,089,934)
Selling Price per Unit (1)                 $  1057.59               $  1057.59
Offering and Organizational Expenses (2)        24.11                    10.94
General Partner's Management Fee (3)            10.58                     9.94
Trading Advisor's' Management Fees (3)          31.73                    31.73
Trading Advisor's' Incentive Fees on
 New Net Profits (4)                            48.33                    45.04
Brokerage Commissions and Trading Fees (5)      95.18                    95.18
Selling Commission (6)                          63.46                    63.46
Redemption Fee (7)                              31.73                    31.73
Less Interest Income (8)                       (63.46)                  (63.46)
Amount of Trading Income Required to Redeem
 Unit At Current Value After One Year. (9)   $ 241.66                 $ 225.20
Percentage of Initial Selling Price Per Unit    22.85%                   21.29%

Explanatory Notes:

(1) Investors will purchase Units at the Partnership's month-end Net Unit Value plus a sales commission of 6%. As of May, 2000, this was $1,057.59, which is the value used in the table.

(2) Offering and organizational expenses include offering and organizational expenses of $78,000, all of which have been paid by the partnership.
However, your share of these expenses will be deducted from your subscription amount, before you are assigned Units, to reimburse the previously admitted partners.

(3) The corporate general partner will be paid a total monthly management fee of 1/12 of 1% of the net asset value of the Partnership, calculated as of the close of business of the last trading day during the previous month. Partnership's CTA will be paid a total monthly management fee of 1/4 of 1% of the trading equity allocated to it on deposit at the FCM, calculated as of the close of business of the last trading day during the previous month.

(4) The CTA will receive an incentive fee of 20% of New Net Profits each quarter earned upon the trading equity assigned to it to trade. The $48.33 of incentive fees shown above is the amount the trading advisors would earn if it produced enough profits to allow you to redeem your partnership interests at the original sales price of $1,057.59 per unit of partnership interest after one year.

(5) Brokerage commissions and trading fees are fixed at 9% annually of assets assigned by the General Partner for trading. For purposes of this calculation, the assumption is that all equity will be made available to the CTA to trade.

(6) A one time selling commission of 6% will be charged and paid to the selling agent.

(7) The Redemption Fee of 3% is computed upon the assumed $1,057.59 value of the Redemption after one year.

(8) The Partnership will earn interest on margin deposits with its Futures Commission Merchant and Bank Deposits. Based on current interest rates. Interest income is estimated at 6% per annum of the Net Assets of the Partnership.

(9) This computation assumes there will be no claims or extra-ordinary expenses during the first year.

THE ABOVE PRESENTATION DOES NOT CONSTITUTE REPRESENTATION BY THE PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OR INTEREST INCOME OF THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.

                     Performance Record of the Partnership

The following capsule shows the past performance of the Partnership for the period from inception of trading in October, 1999, through May, 2000. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                       Atlas Futures Fund, Limited Partnership
                              Percentage Rate of Return
                      (Computed on a compounded monthly basis)*

Month            2000             1999
January         (2.88)             N/A
February        (1.04)             N/A
March           (4.46)             N/A
April            1.47              N/A
May             12.16              N/A
June                               N/A
July                               N/A
August                             N/A
September                          N/A
October                          (0.66)
November                          2.36
December                         (6.45)
Year             4.51            (4.88)

Name of Pool:  Atlas Futures Fund, LP
How Offered:  Publicly offered pursuant to
Form S-1 Registration Statement
Name of CTA:  Clarke Capital Management, Inc.
Principal Protected:  No
Date of Inception of trading:  October, 1999
Aggregate Subscriptions:   $3,126,084
Net Asset Value of the pool: $3,216,018 on total units outstanding: 3,235 NAV Per Unit: $994.13
Largest Monthly Draw-Down**:  12-99/6.45%
Worst Peak-to-Valley Draw-Down***:  12-99 to 3-00/14.10%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                         The Commodity Trading Advisor

Clarke Capital Management, Inc.

Clarke Capital Management, Inc. ("AIM"), an Illinois corporation, is the Commodity Trading Advisors (the "CTA" or "CCM"), and its Main Business Office and main business telephone are: 216 S. Vine Street, Hinsdale, Illinois
60521; (630) 323-5913. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA and its principal for at least five (5) years is as follows:

Mr. Clarke spent the period of 2/83 through 2/85 as an independent contractor trading equities and options for Rice, Naegele & Associates of Chicago, a firm involved in private speculation. From 2/85 through 3/89, Mr. Clarke as an independent contractor traded equities and options in a firm account of Shatkin Investment Corp., then a clearing member of the Chicago Board Options Exchange. From 3/89 to 11/89, Mr. Clarke as an independent contractor, traded equities and options in a firm account of French-American Securities, a private investment company based in Chicago. From 11/89 to December 9, 1993, Mr. Clarke was self-employed; developing methods to trade futures and other commodity interests and trading various personal accounts. As of December 9, 1993, Mr. Clarke has been employed as an Associated Person and principal of Clarke Capital Management, Inc., a registered Commodity Trading Advisor.

Clarke Capital Management, Inc. was incorporated in September 1993 for the purpose of acting as a Commodity Trading Advisor. CCM was registered with the Commodity Futures Trading Commission on October 25, 1993. Required performance disclosure of CCM is located below under "Performance Record of the CTA".

There have never been any administrative, civil, or criminal proceedings against Clarke Capital Management, Inc. or Mr. Clarke.

DESCRIPTION OF TRADING PROGRAM

The exact nature of CCM's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

Although the five programs offered by CCM differ in certain respects, they share a number of common elements. Under all five Programs, CCM's trading strategy is strictly technical in nature. No fundamental analysis is used. The strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events. CCM has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

The general trading strategy of all five CCM Programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. CCM employs techniques that utilize a number of trading models acting independently. Each model generates it own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. CCM reserves the right to make adjustments in the exact entry or exit price a model uses from program to program in order to attempt to reduce the impact of slippage from large block orders being executed at the same price. The models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program. None of the models has been custom tailored to any individual market or group of markets.
PERFORMANCE RECORD OF THE CTA
The information presented in Performance Capsules 1 through 5 is presented on a pro-forma basis in that the percentage rate of return displayed is calculated using an annual management fee of 1.8% and an incentive fee of 25%. Brokerage fees and all other charges are included in all calculations as actually charged. The performance data in Performance Capsules #6 and #7 are based solely on those accounts that pay fees. Accounts of the General Partner and of Mr. Clarke invested in these funds do not pay fees and are excluded from the presentation.

The following are the fees used in constructing the presentations of Performance Capsules 1 through 5:

(1) 1.8% per annum management fee. This is calculated on a monthly basis at a rate of .15% of the Gross Ending Equity for the month and deducted quarterly.

(2) 25% trading advisor incentive fee. This is calculated and deducted quarterly as a percentage of the Gross Trading Performance Plus Interest ("GTPPI") minus any Carryforward Loss.

The fees deducted from capsule #6 are 0% management fee and 25% incentive fee. Accounting fees of 0.25% are also deducted. The fees deducted from capsule #7 are 2% administration and management fees and 25% incentive fees.

Clarke Capital Management, Inc. - Domestic Diversified Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           Clarke Capital Management, Inc. - Domestic Diversified Program
                              Percentage Rate of Return
                      (Computed on a compounded monthly basis)*
   2000
(Jan - May)   1999      1998      1997      1996      1995      1994      1993
   1.87       6.51     15.86     13.76     13.84     18.76      3.51     (0.01)

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Domestic Diversified Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  December, 1993
Accounts Under Management:  1
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value):  $130,808
Total Assets Traded Pursuant to Program (Nominal Value): $198,820 Worst Monthly Percentage Draw-down**: 4-98/12.09%
Worst Peak-to-Valley % Draw-down***:  2-97 to 4-98/22.14%
Number of Accounts Closed with Profit:  17
Number of Accounts Closed with Loss:  4

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Worldwide Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Worldwide Program
           Percentage Rate of Return
      (Computed on a compounded monthly basis)*

2000 (Jan - May)       1999        1998        1997        1996
      7.52            12.64       33.09       24.65       44.53

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Worldwide Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1996
Accounts Under Management:  120
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $42,876,204 Total Assets Traded Pursuant to Program (Nominal Value): $68,319,131 Worst Monthly Percentage Draw-down**: 12-96/8.48%
Worst Peak-to-Valley % Draw-down***:  9-99 to 12-99/10.59%
Number of Accounts Closed with Profit:  33
Number of Accounts Closed with Loss:  6

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Basic Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Global Basic Program
              Percentage Rate of Return
       (Computed on a compounded monthly basis)*

2000 (Jan - May)     1999        1998        1997        1996
     12.22           6.95       42.42       52.22       152.52

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Basic Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  February, 1996
Accounts Under Management:  146
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $10,064,756 Total Assets Traded Pursuant to Program (Nominal Value): $14,342,303 Worst Monthly Percentage Draw-down**: 12-96/18.91%
Worst Peak-to-Valley % Draw-down***:  7-99 to 4-00/25.40%
Number of Accounts Closed with Profit:  131
Number of Accounts Closed with Loss:  45

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Magnum Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Global Magnum Program
              Percentage Rate of Return
       (Computed on a compounded monthly basis)*

2000 (Jan - May)    1999         1998           1997
      9.69          2.39        46.01          25.18

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Magnum Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  August, 1997
Accounts Under Management:  54
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $7,509,999 Total Assets Traded Pursuant to Program (Nominal Value): $9,891,546 Worst Monthly Percentage Draw-down**: 10-97/9.89%
Worst Peak-to-Valley % Draw-down***:  7-99 to 3-00/18.60%
Number of Accounts Closed with Profit:  48
Number of Accounts Closed with Loss:  27

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. Clarke Capital Management, Inc. - Millennium Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Millennium Program
            Percentage Rate of Return
      (Computed on a compounded monthly basis)*

2000 (Jan - May)      1999            1998
      7.60            5.85           37.29

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Millennium Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1998
Accounts Under Management:  12
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value): $22,327,044 Total Assets Traded Pursuant to Program (Nominal Value): $26,115,017 Worst Monthly Percentage Draw-down**: 4-98/12.68%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/21.38%
Number of Accounts Closed with Profit:  3
Number of Accounts Closed with Loss:  1

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Orion Program
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Orion Program
          Percentage Rate of Return
    (Computed on a compounded monthly basis)*

2000 (Jan - May)       1999 (Jul - Dec)
     10.67                   (4.19)

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Orion Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:    July, 1999
Accounts Under Management:  4
Total Assets Managed by CTA (Actual Value):  $96,566,185
Total Assets Managed by CTA (Notional Value):  $132,785,673
Total Assets Traded Pursuant to Program (Actual Value):  $743,490
Total Assets Traded Pursuant to Program (Nominal Value): $1,004,972 Worst Monthly Percentage Draw-down**: 1-00/5.04%
Worst Peak-to-Valley % Draw-down***:  7-99 to 1-00/9.02%
Number of Accounts Closed with Profit:  3
Number of Accounts Closed with Loss:  4

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P.
                     Percentage Rate of Return
             (Computed on a compounded monthly basis)*

2000 (Jan - May)     1999       1998       1997       1996       1995
     10.56          10.43      61.99      51.89      108.64     17.54

Name of Pool:  MJC Aggressive Multi-Sector Fund, L.P.
Type of Pool:   Privately offered to accredited investors
Inception of Trading:  July, 1995
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Aggregate Gross Additions:   $8,130,000 (Apr 00)
Aggregate Gross Withdrawals:  $8,000,000 (Apr 00)
Current Net Asset Value:   $9,105,217 (Apr 00)
Worst Monthly Percentage Draw-down**:  12-96/11.07%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/11.20%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Triumph Futures Fund - Clarke Venture LLC PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Triumph Futures Fund - Clarke Venture LLC
                          Percentage Rate of Return
                  (Computed on a compounded monthly basis)*

2000 (Jan - May)       1999         1998 (Sep - Dec)
      8.35            (0.16)              14.74

Name of Pool:  Triumph Futures Fund - Clarke Venture LLC
Type of Pool:   Offshore Fund
Inception of Trading:  September, 1998
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Current Net Asset Value:   $592,650 (Apr 2000)
Worst Monthly Percentage Draw-down**:  5-99/6.08%
Worst Peak-to-Valley % Draw-down***:  1-99 to 5-99/16.21%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

     Performance Record Of Other Programs Sponsored By The General Partner

The following is a summary of the prior performance of the other programs sponsored by the general partner and its affiliates.

Performance Record of Bromwell Financial Fund, Limited Partnership

Mrs. Pacult serves as an individual general partner and as the principal of a corporate general partner, Belmont Capital Management, Inc., both of which manage another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell is traded by Ansbacher Investment Management, Inc.

Bromwell pays various expenses in relation its operation including:

a monthly management fee of 1/12 of 1%, or 1% annually, to its trading advisor a monthly management fee of 1/4 of 1%, or 3% annually, to its corporate general partner a quarterly incentive fee of 20% on all new net profits to its trading advisor a monthly trading fee of 11/12%, or 11% annually, to its introducing broker.

Bromwell Financial Fund, LP has not yet commenced business. Accordingly, it has no performance history.

Performance Record of Fremont Fund, Limited Partnership
In addition to the Partnership, Ms. Pacult is the principal of another general partner, Pacult Asset Management, Inc., which manages another commodity pool called Fremont Fund, Limited Partnership. Fremont Fund Limited Partnership is traded by Bell Fundamental Futures, L.L.C.

Fremont Fund pays various expenses in relation its operation including a management fee to its CTA and general partner of 4% and 2% annually, respectively, charged 1/12th monthly, and a quarterly incentive fee of 15% of all New Net Profits. In addition, the fund pays 1% per month (12% per year) for trading.

The following capsule shows the past performance of the Fremont Fund, LP for the period from inception of trading in November, 1996, through May, 2000. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    Fremont Fund, Limited Partnership
        Percentage Rate of Return
(Computed on a compounded monthly basis)*

2000 (Jan - May)       1999         1998        1997           1996
    (7.60)            (5.87)      (11.15)     (12.21)         (6.69)

Name of Pool:  Fremont Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of CTA: Bell Fundamental Futures, L.L.C.
Principal Protected:  No
Date of Inception of trading:  November, 1996
Net Asset Value of the pool:  $449,023 on total
units outstanding: 754.6
NAV Per Unit:  $595.03
Largest Monthly Draw-Down**:  12-96/8.83%
Worst Peak-to-Valley Draw-Down***:  11-96 to 5-00/41.0%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Auburn Fund, Limited Partnership

In addition to the Partnership, Mrs. Pacult serves as the principal of a corporate general partner, Pacult Asset Management, Inc., which manages a commodity pool called Auburn Fund, Limited Partnership. Auburn Fund, LP is offered via a private placement memorandum pursuant to Rule 506 of Regulation D and commenced trading in April, 1998. The fund is traded by Ansbacher Investment Management, Inc., Bell Fundamental Futures, LLP., SMO Capital Management, Inc. and Creative Capital Management, Inc.

Auburn Fund pays various expenses in relation its operation including:

a monthly management fee of 1/4 of 1%, or 3% annually, to its trading advisors a monthly management fee of 1/4 of 1%, or 3% annually, to its corporate general partner a quarterly incentive fee of 15% on all new net profits to its trading advisors a monthly trading fee of _%, or 9% annually, to its introducing broker.

The following capsule shows the past performance of Auburn Fund, LP for the period from inception of trading in November, 1996, through May, 2000. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    Auburn  Fund, Limited Partnership
       Percentage Rate of Return
(Computed on a compounded monthly basis)*

2000 (Jan - May)        1999           1998
   (12.61)             (6.21)         (7.75)

Name of Pool:  Auburn Fund, LP
How Offered:  Privately offered pursuant to
Regulation D 506 offering
Name of CTA:  Ansbacher, Bell, SMO and Creative
Principal Protected:  No
Date of Inception of trading:  April, 1998
Net Asset Value of the pool:  $1,540,224 on total
units outstanding: 2,308
NAV Per Unit:  $667.28
Largest Monthly Draw-Down**:  4-00/13.59%
Worst Peak-to-Valley Draw-Down***:  4-98 to 4-00/34.66%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                Use Of Proceeds

Prior to the delivery of a new Partner's funds to the Partnership, a six percent (6%) selling commission will be deducted and paid to Futures Investment Company. Because Partners, who came into the Partnership before the new Partner, advanced all of the Partnership's offering expenses, the new Partner's subscription proceeds will be further reduced to reimburse the prior Partners for the new Partner's pro-rata share of the Partnership's offering expenses. Subject to the right of the General Partner to suspend sales at anytime, as additional subscriptions are received, the new Partner's Capital Account will be increased to reimburse him for the amount of offering expenses to be paid, pro-rata, by subsequently admitted Partners.
Federal Income Tax Aspects

Once Mrs. Pacult became a general partner, the sole corporate general partner was relieved of the responsibility to:

- make an investment equal to 1% of the total net asset value in the Partnership, and

-  maintain a net worth of the smaller of either:

- 15% of the first $2,500,000 of the capital invested in the Partnership, or

-    $250,000, and 10% of all capital invested above $2,500,000.

The Partnership's tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on behalf of the Partnership. If the Partnership were taxed as a corporation for Federal income tax purposes in any taxable year(s),

-  the Partnership's income or loss would not be passed through to investors

-  the Partnership would be taxed at corporate rates

- all or a portion of any distributions made to investors would be taxed to them as dividend income, and

- the amount of such distributions would not be deductible by the Partnership in computing its taxable income.

If Mrs. Pacult resigns and the Partnership is managed solely by corporate general partners, the 1% investment in the Partnership and the substantial net worth test will be required of the general partners. Mrs. Pacult intends to resign as a general partner once Ashley Capital Management, Inc. has sufficient net assets to satisfy these guidelines. After such time, Ashley will use its best efforts to maintain its net worth in compliance with these guidelines. However, this cannot be assured. When Ashley becomes the sole general partner, it will use its best efforts to meet the above financial obligations or otherwise satisfy the requirements necessary to permit the Partnership to be taxed as a partnership.

See Federal Income Tax Aspects on page 39 of the Prospectus dated September 3, 1999 for a complete description of other material tax issues.


         [The balance of this page has been intentionally left blank]
*******************************************************************************
                                  FORM S-1
                              AMENDMENT NO. 7

Registration No. 333-61217

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See
Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or  the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)      Exhibits.

Exhibit
Number   Description of Document

(1) - 01 Selling Agreement dated February 1, 1998, among the Partnership, the General Partner, and Futures Investment Company, the Selling Agent
(2)      None
(3) - 01 Articles of Incorporation of the General Partner
(3) - 02 By-Laws of the General Partner
(3) - 03 Board Resolution of General Partner to authorize formation of
         Delaware Limited Partnership
(3) - 04 Amended and Restated Agmt. of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(3) - 05 Certificate of Limited Partnership, Designation of Registered Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership
(4) - 01 Amended and Restated Agmt. of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(5) - 01 Opinion of The Scott Law Firm, P.A. relating to the legality of the Partnership Units.
(6)       Not Applicable
(7)       Not Applicable
(8) - 01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences.
(9)       None
(10) - 01 Form of Advisory Agreements between the Partnership and the CTAs (included as Exhibits F, G, H, I & J to the Prospectus)
(10) - 02 Form of New Account Agreement between the Partnership and the FCM
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).
(10) - 04 Escrow Agmt. among Escrow Agent, Underwriter, and the Partnership. (included as Exhibit E to the Prospectus).
(10) - 05 Introducing Broker Clearing Agreement by and between Vision Limited Partnership as futures commission merchant (the "FCM") and Futures Investment Company as introducing broker (the "IB")
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants
(23) - 02 Consent of James Hepner, Certified Public Accountant
(23) - 03 Consent of The Scott Law Firm, P.A.
(23) - 04 Consent of Michael J. Frischmeyer, CTA
(23) - 05 Consent of Commoditech, Inc., CTA
(23) - 06 Consent of Rosenbery Capital Management, Inc., CTA
(23) - 07 Consent of J.A.H. Research and Trading, CTA
(23) - 08 Consent of C&M Traders, Inc., CTA
(23) - 09 Consent of Futures Investment Company, as Selling Agent
(23) - 10 Consent of Futures Investment Company, as Introducing Broker
(23) - 11 Consent of Star Financial Bank, Angola, Indiana, Escrow Agent
(23) - 12 Consent of Vision Limited Partnership
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital
(99) - 02 Representative's Agreement between Futures Investment Company and Shira Del Pacult

(b)    Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental:
change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,
unenforceable.   In the event that a claim for indemnification against
such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
******************************************************************************
                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 26th day of June, 2000, Ms. Shira Pacult, the individual general partner of the Registrant, signed this Registration Statement, Post Effective Amendment No. 1; and Ashley Capital Management, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement, Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized.

ASHLEY CAPITAL MANAGEMENT, INC.        ATLAS FUTURES FUND, L.P.
                                       BY ASHLEY CAPITAL MANAGEMENT, INC.
                                       GENERAL PARTNER



BY: /s/ Shira Del Pacult               BY: /s/ Shira Del Pacult
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT

                                       ATLAS FUTURES FUND, L.P.
                                       BY MS. SHIRA PACULT
                                       GENERAL PARTNER



BY: /s/ Shira Del Pacult               BY: /s/ Shira Del Pacult
    MS. SHIRA PACULT                       MS. SHIRA PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, Post Effective Amendment No. 1 has been signed below by the following person on behalf of Ashley Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.



/s/ Shira Del Pacult
MS.  SHIRA PACULT
PRESIDENT

Date:  June 26, 2000


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Ashley Capital Management, Inc., General Partner of the Fund)